Exhibit 99.1

Investor Relations Contact:
Douglas S. Sharp
Vice President and Chief Financial Officer
(281) 348-3232
douglas_sharp@administaff.com

News Media Contact:
Alan Dodd
Director, Corporate Communications
(281) 348-3105
alan_dodd@administaff.com

ADMINISTAFF ANNOUNCES RECORD FOURTH QUARTER
AND FULL YEAR 2005 RESULTS

•  Fourth quarter revenues up 23% on 16% unit growth
•  Fourth quarter gross profit up 31%
•  Fourth quarter EPS up 179% to $0.39
•  2005 operating income up 98% on 21% revenue growth

HOUSTON - Feb. 16, 2006 - Administaff, Inc. (NYSE: ASF), the nation’s leading Professional Employer Organization (PEO), today announced a 208% increase in fourth quarter net income to $10.9 million in the 2005 period from $3.5 million in the 2004 period. Diluted earnings per share increased to $0.39 from $0.14 in 2004. For the year ended December 31, 2005, the company reported net income and diluted net earnings per share of $30.0 million and $1.12, versus $19.2 million and $0.72 for 2004. Diluted earnings per share increased 111.3% over 2004, excluding the $0.19 per share impact of proceeds associated with a lawsuit settled in 2004.

“Our 2005 results demonstrate solid execution of our proven business model,” said Paul J. Sarvadi, Administaff chairman and chief executive officer. “The dynamics that produced these results are in place for a successful 2006.”

Fourth Quarter Results

Revenues for the fourth quarter of 2005 increased 22.8% over the 2004 period to $305.6 million. This increase was due to a 16.2% increase in the average number of worksite employees paid per month, while revenues per worksite employee per month increased 5.8% to $1,083 compared to $1,024 in the 2004 period.

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Administaff, Inc.

Gross profit for the fourth quarter increased 30.7% to $67.2 million, due to higher unit growth and pricing, combined with better than expected health insurance and workers’ compensation costs. The average gross profit per worksite employee per month increased to $238 in the 2005 period from $212 in the 2004 period.

Operating expenses for the quarter increased 12.4% to $51.8 million on the 16.2% increase in the average number of worksite employees. Accordingly, operating expenses on a per worksite employee per month basis declined from $190 in the 2004 period to $184 in the 2005.

Operating income for the fourth quarter of 2005 increased 187.0% to $15.4 million, with an average operating income per worksite employee per month of $55 compared to $22 in the 2004 period.

Full Year Results

Revenues in 2005 increased 20.6% to $1.2 billion, due to a 13.9% increase in the number of worksite employees paid and a 5.9% increase in revenues per worksite employee per month.

Gross profit increased 19.3% to $236 million. The average gross profit per worksite employee per month was $221 compared to $211 in the 2004 period, as a result of increased service fee markup and a higher surplus from the company’s direct cost programs.

Operating expenses increased 9.4% over the 2004 period to $192.0 million on the 13.9% increase in the average number of worksite employees. Therefore, on a per worksite employee per month basis, operating expenses decreased 4.3% to $180 compared to $188 in the 2004 period.

The resulting operating income for the year ended December 31, 2005 increased 97.8% to $43.8 million compared to $22.1 million in the 2004 period, with an average monthly operating income per worksite employee of $41 in 2005 compared to $24 in 2004.

At December 31, 2005, the company had working capital of $93.2 million compared to $47.5 million at December 31, 2004.

“For the year, Administaff increased operating income by 98% and generated over $65 million in EBITDA, which contributed to an increase of $46 million in working capital,” said Douglas S. Sharp, vice-president of finance, chief financial officer and treasurer. “Our financial strength positions the company to achieve its profitability and growth objectives.”

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Administaff, Inc.

Business Outlook

Administaff also provided its outlook for the first quarter and full year 2006.

	First Quarter	Full Year

Average worksite employees paid per month	95,500 - 96,000	101,000 - 102,000
Gross profit per worksite employee per month	$230 - $234	$220 - $224
Operating expenses (in millions)	$53.3 - $54.0	$213.0 - $216.0 (1)
Net interest income (in millions)	$1.7 - $2.0	$8.5 - $9.5
Effective income tax rate	37.0%	37.0%
Average outstanding shares (in millions)	28.2	28.2

(1)	The high end of the full year operating expense range assumes a higher accrual for incentive compensation based upon achieving higher unit growth and gross profit goals.

Administaff will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the first quarter and full year 2006, and answer questions from investment analysts. To listen in, call 800-798-2864 and use passcode 73700619. The call will also be webcast at http://www.administaff.com. To access the Webcast, click on the Investor Relations section of the Web site and select “Live Webcast.” The conference call script will be available at the same Web site later today. A replay of the conference call will be available at 888-286-8010, passcode 34362679, for two weeks after the call. The Webcast will be archived for one year.

Administaff is a leading personnel management company that serves as a full-service human resources department for small and medium-sized businesses throughout the United States. The company operates 38 sales offices in 21 major markets. For additional information, visit Administaff’s Web site at http://www.administaff.com.

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Administaff, Inc.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “objective,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Administaff, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our current expectations, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) changes in general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) changes in our direct costs and operating expenses including, but not limited to, increases in health insurance premiums and workers’ compensation rates and underlying claims trends, financial solvency of workers’ compensation carriers and other insurers, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims, changes in the costs of expanding into new markets, and failure to manage growth of our operations; (iv) our ability to effectively manage our retirement services operation; (v) the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll and benefits costs; and (viii) an adverse final judgment or settlement of claims against Administaff. These factors are discussed in further detail in Administaff’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

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Administaff, Inc.

Administaff, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	December 31,
	2005	2004

Assets
Cash and cash equivalents	$137,407	$81,740
Restricted cash	27,580	18,511
Marketable securities	57,973	27,950
Accounts receivable	98,411	67,210
Prepaid expenses and other current assets	13,882	19,159
Income taxes receivable	—	489
Deferred income taxes	3,308	—
Total current assets	338,561	215,059

Property and equipment, net	83,620	69,057
Deposits	67,375	70,593
Other assets	5,883	679
Total assets	$495,439	$355,388

Liabilities and Stockholders’ Equity
Accounts payable	$4,979	$3,130
Payroll taxes and other payroll deductions payable	101,293	64,471
Accrued worksite employee payroll expense	78,393	59,277
Accrued health insurance costs	3,495	1,991
Accrued workers’ compensation costs	30,212	19,349
Other accrued liabilities	25,254	17,461
Deferred income taxes	—	231
Current portion of long-term debt	1,700	1,649
Total current liabilities	245,326	167,559

Long-term debt	33,190	34,890
Accrued workers’ compensation costs	32,692	22,912
Deferred income taxes	1,802	3,498
Total noncurrent liabilities	67,684	61,300

Stockholders’ equity:
Common stock	309	309
Additional paid-in capital	119,573	101,623
Treasury stock, cost	(45,614)	(63,925)
Deferred compensation expense	(2,931)	—
Accumulated other comprehensive income, net of tax	(153)	(127)
Retained earnings	111,245	88,649
Total stockholders’ equity	182,429	126,529
Total liabilities and stockholders’ equity	$495,439	$355,388

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Administaff, Inc.

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended December 31,			Year ended December 31,
	2005	2004	Change	2005	2004	Change
Operating results:
Revenues (gross billings of $1.877 billion, $1.515 billion, $6.633 billion and $5.377 billion, less worksite employee payroll cost of $1.572 billion, $1.266 billion, $5.463 billion and $4.407 billion, respectively)	$305,550	$248,723	22.8%	$1,169,612	$969,527	20.6%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	238,328	197,280	20.8%	933,856	771,833	21.0%
Gross profit	67,222	51,443	30.7%	235,756	197,694	19.3%
Operating expenses:
Salaries, wages and payroll taxes	26,126	23,137	12.9%	99,562	88,298	12.8%
Stock-based compensation	315	—	—	2,079	—	—
General and administrative expenses	13,882	12,280	13.0%	52,960	49,283	7.5%
Commissions	2,659	2,568	3.5%	10,121	10,447	(3.1)%
Advertising	4,746	4,066	16.7%	12,100	10,021	20.7%
Depreciation and amortization	4,068	4,017	1.3%	15,167	17,514	(13.4)%
	51,796	46,068	12.4%	191,989	175,563	9.4%
Operating income	15,426	5,375	187.0%	43,767	22,131	97.8%
Other income (expense):
Interest income	2,452	829	195.8%	6,549	2,449	167.4%
Interest expense	(650)	(527)	23.3%	(2,359)	(2,093)	12.7%
Other, net	(112)	—	—	(210)	8,249	(102.5)%
	1,690	302	459.6%	3,980	8,605	(53.7)%
Income before income taxes	17,116	5,677	201.5%	47,747	30,736	55.3%
Income tax expense	6,190	2,128	190.9%	17,764	11,526	54.1%
Net income	$10,926	$3,549	207.8%	$29,983	$19,210	56.1%
Diluted net income per share of common stock	$0.39	$0.14	178.6%	$1.12	$0.72	55.6%
Diluted weighted average common shares outstanding	28,033	26,099		26,854	26,859

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Administaff, Inc.

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended			Year ended
	December 31,			December 31,
	2005	2004	Change	2005	2004	Change

Statistical data:
Average number of worksite employees paid per month	94,031	80,926	16.2%	88,780	77,936	13.9%
Revenues per worksite employee per month(1)	$1,083	$1,024	5.8%	$1,098	$1,037	5.9%
Gross profit per worksite employee per month	238	212	12.3%	221	211	4.7%
Operating expenses per worksite employee per month	184	190	(3.2)%	180	188	(4.3)%
Operating income per worksite employee per month	55	22	150.0%	41	24	70.8%
Net income from continuing operations per worksite employee per month	39	15	160.0%	28	21	33.3%

(1)	Gross billings of $6,655, $6,241, $6,226 and $5,749 per worksite employee per month less payroll cost of $5,572, $5,217, $5,128 and $4,712 per worksite employee per month, respectively.

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Administaff, Inc.

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three months ended			Year ended
	December 31,			December 31,
	2005	2004	Change	2005	2004	Change

Payroll cost (GAAP)	$1,571,718	$1,266,466	24.1%	$5,463,474	$4,407,063	24.0%
Less: Bonus payroll cost	205,293	179,463	14.4%	508,170	392,909	29.3%
Non-bonus payroll cost	$1,366,425	$1,087,003	25.7%	$4,955,304	$4,014,154	23.4%

Payroll cost per worksite employee (GAAP)	$5,572	$5,217	6.8%	$5,128	$4,712	8.8%
Less: Bonus payroll cost per worksite employee	728	740	(1.6)%	477	420	13.6%
Non-bonus payroll cost per worksite employee	$4,844	$4,477	8.2%	$4,651	$4,292	8.4%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Administaff management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Year ended
	December 31,
	2005	2004	Change

Net income	$29,983	$19,210	56.1%
Less: Lawsuit settlement proceeds, net of tax	―	(5,156)	―
Adjusted net income	$29,983	$14,054	113.3%

Earnings per share	$1.12	$0.72	55.6%
Less: Lawsuit settlement proceeds, net of tax	―	(0.19)	—
Adjusted earnings per share	$1.12	$0.53	111.3%

Adjusted net income represents net income computed in accordance with generally accepted accounting principles (“GAAP”), less proceeds associated with a lawsuit settled in 2004, net of taxes (“Adjusted Net Income”). Administaff management believes adjusted net income is a useful measure of the company’s operating performance as it allows for additional analysis of the company’s operating results separate from the impact of the gain on 2004 earnings resulting from the lawsuit settlement proceeds.

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Administaff, Inc.

	Year ended December 31,
	2005	2004

Net income (GAAP)	$29,983	$19,210
Interest expense	2,359	2,093
Income tax expense	17,764	11,526
Depreciation and amortization	15,167	17,514
EBITDA	$65,273	$50,343
Lawsuit settlement proceeds	—	(8,250)
Adjusted EBITDA	$65,273	$42,093

EBITDA represents net income; computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Administaff management believes EBITDA is often a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

Non-bonus payroll, adjusted net income and EBITDA are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, adjusted net income and EBITDA should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Administaff includes non-bonus payroll, adjusted net income and EBITDA in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

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